Exhibit 99.2

COVERGENCE INC.

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTH PERIODS ENDED MARCH 31, 2009 AND 2008

COVERGENCE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands, except share and per share data)

	March 31, 2009	December 31, 2008

ASSETS
Current assets:
Cash and cash equivalents	$7,828	$4,660
Accounts receivable	1,676	2,884
Inventory	519	1,083
Other current assets	122	96
Total current assets	10,145	8,723

Property and equipment, net	900	1,085
Other assets	44	44
Total assets	$11,089	$9,852

LIABILITIES, REDEEMABLE COVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$451	$840
Accrued expenses	1,072	1,220
Deferred revenue, current portion	2,685	2,943
Refundable purchase price related to 49,831 and 67,784 unvested shares of common stock, respectively	9	11
Total current liabilities	4,217	5,014

Deferred revenue, net of current portion	275	256

Contingencies (Note 9)
Redeemable convertible preferred stock	46,100	46,088

Stockholders’ deficit:
Common stock, $0.0001 par value:
Authorized – 27,700,000 shares; Issued and outstanding — 3,346,771 and 3,281,215 shares at March 31, 2009 and December 31, 2008, respectively	—	—
Additional paid-in capital	435	395
Accumulated deficit	(39,938)	(41,901)
Total stockholders’ deficit	(39,503)	(41,506)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$11,089	$9,852

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

COVERGENCE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2009	2008
Revenue:
Product	$5,708	$1,426
Maintenance, support and service	603	362
Total revenue	6,311	1,788

Cost of revenue:
Product	770	324
Maintenance, support and service	204	317
Total cost of revenue	974	641

Gross profit	5,337	1,147

Operating expenses:
Sales and marketing	1,500	2,590
Research and development	1,458	1,977
General and administrative	423	202
Total operating expenses	3,381	4,769

Income (loss) from operations	1,956	(3,622)

Other income (expense):
Interest income	20	93
Other expense	(13)	(1)
Total other income, net	7	92

Net income (loss)	$1,963	$(3,530)

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

COVERGENCE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2009	2008
Operating activities
Net income (loss)	$1,963	$(3,530)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	200	236
Stock-based compensation	42	53
Change in operating assets and liabilities:
Accounts receivable	1,208	(491)
Inventory and deferred product costs	564	(80)
Other current assets	(26)	8
Accounts payable	(389)	(87)
Accrued expenses	(148)	(155)
Deferred revenue	(239)	85
Net cash provided by (used in) operating activities	3,175	(3,961)

Investing activities
Purchases of property and equipment	(15)	(174)
Decrease in deposits and other assets	—	1
Net cash used in investing activities	(15)	(173)

Financing activities
Net proceeds from the exercise of stock options	8	1
Net cash provided by financing activities	8	1

Net increase (decrease) in cash and cash equivalents	3,168	(4,133)
Cash and cash equivalents at beginning of period	4,660	15,509

Cash and cash equivalents at end of period	$7,828	$11,376

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

COVERGENCE INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

(in thousands, except share, restricted stock unit, and per share data)

1. Business Description and Basis of Presentation

Business Description

Covergence Inc. (the Company) was incorporated in Delaware in December 2003 and commenced operations in January 2004. The Company develops and sells software-based solutions — primarily to very large enterprises — enabling them to secure and manage session initiation protocol (SIP) based applications and services. The Company funded its operations since inception primarily through the issuance of redeemable convertible preferred stock and common stock, and to a lesser extent, the sale of its products and services.  The Company was acquired by Acme Packet, Inc. (Acme Packet) on April 30, 2009.

Basis of Presentation

The accompanying condensed consolidated financial statements are unaudited.  These financial statements and notes should be read in conjunction with the audited consolidated financial statements and related notes contained in Exhibit 99.1.

The accompanying unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the SEC). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such SEC rules and regulations.  In the opinion of management, the unaudited condensed consolidated financial statements and notes have been prepared on the same basis as the audited consolidated financial statements, and include all adjustments (consisting of normal, recurring adjustments) necessary for the fair presentation of the Company’s financial position at March 31, 2009 and statements of operations and cash flow for the three months ended March 31, 2009 and 2008.  The interim periods are not necessarily indicative of the results to be expected for any other interim period or the full year.

As of March 31, 2009, the Company’s significant accounting policies and estimates, which are detailed in the Company’s audited consolidated financial statements for the year ended December 31, 2008, have not changed.

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred net losses and negative operating cash flows since inception, which raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments related to the recoverability and classification of recorded assets and liabilities that may be necessary should the Company be unable to continue as a going concern. Management is considering strategic alternatives to address its need for additional capital to fund its operations which may include the issuance of additional preferred stock or debt offerings. The financial statements do not include any adjustments related to the recoverability and classification of recorded assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

2. Significant Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period.

Significant estimates and judgments relied upon by management in preparing these financial statements include revenue recognition, allowances for doubtful accounts, expensing and capitalization of research and development costs for software, stock-based compensation expense, and the recoverability of the Company’s net deferred tax asset and related valuation allowance.

Although the Company regularly assesses these estimates, actual results could differ materially from these estimates.  Changes in estimates are recorded in the period in which they become known.  The Company bases its estimates on historical experience and various other assumptions that it believes to be reasonable under the circumstances.  Actual results may differ from management’s estimates if these results differ from historical experience or other assumptions prove not to be substantially accurate, even if such assumptions are reasonable when made.

3. Cash and Cash Equivalents and Restricted Cash

Cash equivalents consist of highly liquid investments with original maturities of 90 days or less. Cash equivalents are carried at cost, which approximates their fair market value.  Cash and cash equivalents consisted of the following as of:

	March 31, 2009	December 31, 2008
Cash	$256	$34
Money market funds	7,572	4,626
Total cash and cash equivalents	$7,828	$4,660

As of March 31, 2009 and December 31, 2008, the Company had restricted cash in the amount of $44 as collateral related to its facility leases. The Company’s restrictions with respect to this amount expire in July 2009 for the Maynard, Massachusetts leases and July 2010 for the London, United Kingdom lease.

4. Inventory

Inventory is stated at the lower of cost, determined on a first-in, first-out basis, or market and consists primarily of finished products. The Company provides for inventory losses based on obsolescence and levels in excess of forecasted demand. In these cases, inventory is reduced to estimated realizable value based on historical usage and expected demand. Inherent in the Company’s estimates of market value in determining inventory valuation are estimates related to economic trends, future demand for the Company’s products, and technical obsolescence of products.

5. Property and Equipment

Property and equipment consists of the following as of:

	March 31, 2009	December 31, 2008

Computer hardware and software	$523	$526
Office equipment	19	19
Test equipment	2,101	2,075
Evaluation systems	716	732
Leasehold improvements	103	103
	3,462	3,455
Less accumulated depreciation and amortization	(2,562)	(2,370)
Property and equipment, net	$900	$1,085

Depreciation and amortization expense was $200 and $236 for the three months ended March 31, 2009 and 2008, respectively.

Expenditures for maintenance and repairs are expensed as incurred, whereas major betterments are capitalized as additions to property and equipment. The Company reviews its property and equipment whenever events or changes in circumstances indicate that the carrying value of certain assets might not be recoverable. In these instances, the Company recognizes an impairment loss when it is probable that the estimated cash flows are less than the carrying value of the asset. The Company did not recognize impairment losses on its property and equipment during the three months ended March 31, 2009 and March 31, 2008.

6. Concentrations of Credit Risk and Off-Balance Sheet Risk

The Company has no significant off-balance sheet risk such as foreign exchange contracts, option contracts, or other international hedging arrangements. Financial instruments that subject the Company to significant concentrations of credit risk primarily consist of cash and cash equivalents and accounts receivable. The Company maintains substantially all of its cash and cash equivalents with one financial institution that management believes to be of high credit quality. To manage accounts receivable credit risk, the Company continuously evaluates the creditworthiness of its customers.  As of March 31, 2009 and December 31, 2008, the Company has determined that an allowance for doubtful accounts is not required based upon the expected collectability of accounts receivable.

The Company had certain customers whose revenue individually represented 10% or more of the Company’s total revenue, as follows:

	Three Months Ended March 31,
	2009	2008

Customer A	76%	*
Customer B	*	12%
Customer C	*	14
Customer D	*	22

* Less than 10% of total revenue.

The Company had certain customers whose accounts receivable balances individually represented 10% or more of the Company’s total accounts receivable, as follows:

	March 31, 2009	December 31, 2008

Customer E	24%	*
Customer F	12	*
Customer G	10	12%
Customer A	*	33

7. Comprehensive Income

Statement of Financial Accounting Standards (SFAS) No. 130, Reporting Comprehensive Income, establishes standards for reporting and displaying comprehensive income and its components in financial statements. Comprehensive income is defined as the change in stockholders’ equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The comprehensive income (loss) for all periods presented does not differ from the reported net income (loss).

8. Income Taxes

The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the difference between the financial statement carrying amounts and the tax bases of existing assets and liabilities and for loss and credit carryforwards using tax rates expected to be in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized.  Due to the uncertainty surrounding the realization of these deferred assets, the Company has provided a full valuation allowance against the deferred tax amounts.

There is no provision for income taxes in 2009 as the Company has utilized a portion of its net operating loss carryforwards to offset net income.

The Company adopted the provisions of FIN 48, an interpretation of SFAS No. 109, Accounting for Income Taxes, on January 1, 2009. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109 and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. At the adoption date and as of March 31, 2009, the Company had no material unrecognized tax benefits and no adjustments to liabilities or operations were required.

The Company may from time to time be assessed interest or penalties by major tax jurisdictions. The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. No interest and penalties have been recognized by the Company to date.

9. Contingencies

Litigation

From time to time and in the ordinary course of business, the Company may be subject to various claims, charges, and litigation. At March 31, 2009 and December 31, 2008, the Company did not have any pending claims, charges, or litigation that it expects would have a material adverse effect on its consolidated financial position, results of operations, or cash flows.

Other

Certain of the Company’s arrangements with customers include clauses whereby the Company may be subject to penalties for failure to meet certain performance obligations. The Company has not incurred any such penalties to date.

10. Segment Information

The Company currently operates in one operating segment. The Company derives substantially all of its operating revenue from the sale and support of one group of similar products and services. Substantially all of the Company’s assets are located within the U.S.

Geographic Data

Total revenue to unaffiliated customers by geographic area was as follows for the:

	Three Months Ended March 31,
	2009	2008

United States and Canada	$5,776	$918
International	535	870
Total	$6,311	$1,788

During the three months ended March 31, 2009 and 2008, no one international country contributed more than 10% of the Company’s total revenue.

11. Fair Value Measurement

SFAS No. 157, Fair Value Measurements, establishes a fair value hierarchy that requires the use of observable market data, when available, and prioritizes the inputs to valuation techniques used to measure fair value in the following categories:

Level 1 – Quoted unadjusted prices for identical instruments in active markets.

Level 2 – Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active and model-derived valuations in which all observable inputs and significant value drivers are observable in active markets.

Level 3 – Model derived valuations in which one or more significant inputs or significant value drivers are unobservable, including assumptions developed by the Company.

The fair values of all the Company’s investment instruments have been valued using Level 1 inputs as described above.

12. Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standard Board (FASB) issued FASB Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109. FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. FIN No. 48 prescribes a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination. If the tax position is deemed more-likely-than-not to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. FIN No. 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN No. 48 is effective for the Company’s fiscal year beginning on January 1, 2009. The adoption of FIN No. 48 is not expected to have a material effect on the Company’s consolidated financial position and results of operations.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), Business Combinations (SFAS No. 141R). This Statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting (which SFAS No. 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination, among other requirements. SFAS No. 141R applies prospectively to business combination for which the acquisition date is on or after the beginning of the fiscal annual reporting period beginning an or after December 15, 2008. Earlier adoption is prohibited. The acquisition of the Company by Acme Packet on April 30, 2009 will be accounted for in accordance with SFAS No. 141R.

In February 2008, the FASB issued FASB Staff Position FAS 157-2, Effective Date of FASB Statement No. 157 (FSP 157-2). FSP 157-2 deferred the effective date of SFAS No. 157 for non-financial assets and liabilities until the beginning of 2009. The adoption of FSP 157-2 did not have a material effect on the Company’s consolidated financial position and results of operations.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133.  SFAS No. 161 requires disclosure of how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for fiscal years beginning after November 15, 2008, with early adoption permitted. The adoption of SFAS No. 161 did not have a material effect on the Company’s consolidated financial position and results of operations as the Company has not entered into any derivative or hedging activities.

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles.  SFAS No. 162 identifies the sources of generally accepted accounting principles in the United States. SFAS No. 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.  The adoption of SFAS No. 162 is not expected to have a material effect on the Company’s consolidated financial position and results of operations.

13. Subsequent Events

On April 29, 2009, the Company entered into an Agreement and Plan of Merger (Merger Agreement) with Acme Packet a Delaware corporation, PAIC Midco Corp., a Delaware corporation and a wholly-owned subsidiary of the Acme Packet (PAIC), CIAP Merger Corp., a Delaware corporation and wholly-owned subsidiary of PAIC (CIAP) and the stockholder representative named therein, pursuant to which the Company was acquired by Acme Packet for approximately $22,846,  consisting of approximately $22,248 million of Acme Packet’s common stock, $20 in cash payments to the stockholders of the Company and the payment of withholding taxes due for James Moran, the former Chief Executive Officer of the Company, of approximately $578.  Pursuant to the Merger Agreement, the acquisition of the Company occurred by the merger of CIAP with and into the Company effective as of April 30, 2009.   On April 30, 2009, Acme Packet issued 2,874,383 shares of its common stock to the former stockholders of the Company and Mr. Moran as partial payment of the merger consideration.